                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              NEWSEDGE CORPORATION
                                       TO
                       INFOBLADE ACQUISITION CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                            THE THOMSON CORPORATION
                                       AT
                          $2.30 NET PER SHARE IN CASH

                     (NOT TO BE USED FOR SIGNATURE GUARANTEES)
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, SEPTEMBER 18, 2001, UNLESS THE OFFER IS EXTENDED.
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    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) upon the terms and conditions of the Offer to Purchase, dated August 21, 2001 (the "Offer to
Purchase") made by InfoBlade Acquisition Corporation, a Delaware corporation
("Purchaser") and an indirect wholly owned subsidiary of The Thomson
Corporation, a corporation organized under the laws of Ontario, Canada
("Thomson") for shares of common stock, per value $0.01 per share ("Shares"), of
NewsEdge Corporation, a Delaware corporation ("NewsEdge") (i) if certificates
("Share Certificates") evidencing Shares of NewsEdge are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York, as Depositary (the
"Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See "Section 3.
Procedures for Accepting the Offer and Tendering Shares" of the Offer to
Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

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
           BY MAIL:                   BY OVERNIGHT COURIER:                  BY HAND:

  Computershare Trust Company      Computershare Trust Company      Computershare Trust Company
          of New York                      of New York                      of New York
      Wall Street Station               Wall Street Plaza                Wall Street Plaza
         P.O. Box 1010             88 Pine Street, 19th Floor       88 Pine Street, 19th Floor
    New York, NY 10268-1010            New York, NY 10005               New York, NY 10005

                           BY FACSIMILE TRANSMISSION
                        FOR ELIGIBLE INSTITUTIONS ONLY:
                                 (212) 701-7636

                             CONFIRM BY TELEPHONE:
                                 (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
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    Certificates representing Shares must be received by the Depositary within three trading days after the date of the execution of this Notice of Guaranteed Delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with any amendment or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

    If the Offer is terminated, the Shares tendered pursuant to the Offer will be returned to the tendering holders promptly (or, in the case of tendered by book-entry transfer, the book-entry tendered Shares will be credited to the account maintained at the Book-Entry Transfer Facility from which the book-entry tendered shares were delivered).

    The undersigned understand(s) that payment by Computershare Trust Company of New York, in its capacity as our Depositary for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates evidencing Shares validly tendered and not properly withdrawn prior to the expiration of the Offer and a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with respect to such Shares with any required signature guarantees and any other documents required by the Letter of Transmittal or
(2) a book-entry confirmation of the transfer of the undersigned's Shares into the Depositary's account at the Book-Entry Transfer Facility and a properly transmitted Agent's Message (as defined in "Section 2. Acceptance for Payment and Payment for Shares" of the Offer to Purchase).

    All authority conferred or agreed to be conferred by this Notice of
Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
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Number of Shares: ______________________________________________________________
Certificate Nos. (If Available): _______________________________________________
/ / Check this box if shares will be delivered by book-entry transfer:
Name of Eligible Institution: __________________________________________________
Account No.: ___________________________________________________________________
Name(s) of Record Holders: _____________________________________________________
Street Address: ________________________________________________________________
City, State and Zip Code: ______________________________________________________
Area Code and Telephone No.: ___________________________________________________
Signature(s) of Holder(s): _____________________________________________________
Dated: ________________________, 2001
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
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      This Notice of Guaranteed Delivery must be signed by the holder(s)
  exactly as name(s) appear(s) on certificate(s) for the Shares or, if tendered by a participant in the Depository Trust Company, exactly as the participant's name appears on a security position listing as the owner of the Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

  Name(s) of Holders:_________________________________________________________
  Capacity:___________________________________________________________________
  Street Address:_____________________________________________________________
  City, State and Zip Code:___________________________________________________
  NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT
  TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED
  LETTER OF TRANSMITTAL.
  ----------------------------------------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

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
      The undersigned, a firm which is a member of a registered national securities exchange or of the National
  Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Share Certificates evidencing the
  Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three
  Nasdaq National Market trading days of the date hereof.

  NAME OF FIRM                                             TITLE

  AUTHORIZED SIGNATURE                                     ADDRESS                                  ZIP CODE

  NAME:
       PLEASE TYPE OR PRINT                                AREA CODE AND TELEPHONE NO.

  DATED: -------------, 2001

                                 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                        SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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